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                                                                  EXHIBIT 10.2.2


                                 PARENT GUARANTY

                           STATE COMMUNICATIONS, INC.

                             As of February 1, 2000


         WHEREAS, pursuant to a certain Loan Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among TriVergent Communications, Inc., a South Carolina corporation (the "Borrower"), the Lenders (as defined therein), TD Securities
(USA) Inc. and Capital Syndication Corporation, an affiliate of The CIT Group, Inc., as Co-Lead Arrangers and Co-Book Runners, Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc., as Documentation Agent, First Union National Bank, as Syndication Agent and Toronto Dominion (Texas), Inc., as Administrative Agent (the "Administrative Agent"), the Lenders have agreed to make loans to Borrower in an aggregate committed principal amount of up to $120,000,000 (the "Loans"); and

         WHEREAS, the Borrower is a wholly-owned direct Subsidiary of State Communications, Inc., a South Carolina corporation (the "Guarantor"); and

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly and substantially benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

         WHEREAS, as a condition to the Lenders' making the Loans, the Guarantor has agreed to execute this Guaranty (as amended, restated, supplemented or otherwise modified from time to time, this "Guaranty") guaranteeing the payment and performance by Borrower of all obligations under the Loan Agreement and the other Loan Documents (the Loan Agreement and the other Loan Documents, as they may be amended, restated, supplemented or otherwise modified from time to time being hereinafter referred to as the "Guaranteed Agreements"), and to enter into certain other covenants and agreements contained in this Guaranty; and

         WHEREAS, the obligations of the Guarantor hereunder are secured by a security interest granted to the Administrative Agent by the Guarantor pursuant to that certain Parent Pledge Agreement of even date herewith (the "Parent Pledge Agreement") between the Administrative Agent and the Guarantor, pursuant to which, among other things, the Guarantor has pledged to the Administrative Agent all of the capital stock owned by it in the Borrower;


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         NOW, THEREFORE, in consideration of the above premises, Ten Dollars
($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Administrative Agent the full and prompt payment, observance and performance of the Obligations pursuant to the Guaranteed Agreements, including, without limitation, any principal, interest thereon (including, without limitation, any interest in respect of the Loan Agreement that would accrue but for the filing of a bankruptcy action with respect to Borrower, whether or not such claim is allowed in such bankruptcy action), fees, premiums or other sum, plus attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom, or in connection with any "workout" or restructuring, or bankruptcy, insolvency or other similar proceeding (all of the foregoing obligations being hereinafter, collectively, referred to as the "Guaranteed Obligations"). Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement. In addition, the Co-Lead Arrangers, Co-Book Runners, Documentation Agent, Syndication Agent and Administrative Agent are hereinafter collectively referred to as the "Agents".

         The Guarantor hereby further agrees that:

GUARANTY PROVISIONS

         1. This Guaranty shall be an absolute, continuing and independent guaranty and shall be operative and binding until the Guaranteed Obligations shall have been indefeasibly paid (in cash), observed and performed in full and the Lenders shall be under no further obligation to make any additional Loans under the Loan Agreement. The Guarantor shall not have, and shall not exercise or assert, any claims, rights or remedies against Borrower that arise or may arise hereunder or from the performance by the Guarantor hereunder or both, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Guarantor against Borrower, until the Guaranteed Obligations have been paid (in cash), observed and performed in full and the Lenders shall have no further obligation to make any additional Loans under the Loan Agreement. In the event that any of the Guaranteed Obligations shall not be paid, observed or performed according to their respective terms, Guarantor shall immediately pay, perform or observe the same, this Guaranty being a guaranty of full payment, observance and performance and not of collectibility and in no way conditional or contingent. This Guaranty is a primary obligation of the Guarantor and not a contract of surety. Without limiting the generality of the foregoing, this Guaranty is in no way conditioned upon any requirement that the Administrative Agent or any of the Lenders first attempt to obtain or collect payment, or seek observance or performance, of any of the Guaranteed Obligations from the Borrower or any other Person or party, or resort to any other collateral or security or other means of obtaining or collecting payment or seeking observance or performance of any of the Guaranteed Obligations, or upon any other

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contingency whatsoever. This Guaranty shall not in any manner be diminished, impaired, limited, restricted, waived, released, discharged or otherwise affected for any reason whatsoever. The Administrative Agent shall be at liberty, without giving notice to, or obtaining the consent of, Guarantor and without relieving Guarantor of any liability hereunder, to deal with the Borrower or any other Person or entity in such manner, as such Administrative Agent, in its sole and absolute discretion, deems fit and proper.

         2. Upon the execution of this Guaranty and its delivery into the hands of the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Administrative Agent, the Lenders and Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder. The Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantor under this Guaranty or the obligations of any other Person or party (including, without limitation, Borrower) relating to this Guaranty or the obligations of any other guarantor with respect to the Guaranteed Obligations in any action or proceeding brought by the Administrative Agent to collect the Guaranteed Obligations or any portion thereof, or to enforce the obligations of the Guarantor under this Guaranty.

         3. The Administrative Agent may from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (a) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or surety of the Guaranteed Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent, or (b) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as it may consider expedient or appropriate in its sole discretion, or (c) act or fail to act in any manner referred to in this Guaranty without regard to whether such action or inaction may deprive the Guarantor of any right, including, without limitation, any right it may have to subrogation against Borrower for any payments made pursuant to this Guaranty. Without limiting the generality of the foregoing, or of Section 4 hereof, it is understood that the Administrative Agent may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guaranteed Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guaranteed Obligations when, and in such manner, as such Person may deem expedient, all without notice to the Guarantor.

         4. The Guarantor acknowledges and agrees that no change in the nature or terms of the Guaranteed Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the



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Guaranteed Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty;
it being the purpose and intent of the Guarantor and the Administrative Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully paid (in cash), observed and performed in full, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Administrative Agent, or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Administrative Agent whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower and the Administrative
Agent, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         5. The Administrative Agent, any of the other Agents or any Lender may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, upon the occurrence of an Event of Default, set off and appropriate any property, balances, credit accounts or moneys of the Guarantor in the possession of such Person or Persons or under its or their control for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Guaranteed Obligations by the Administrative Agent.

         6. The creation or existence from time to time of Guaranteed Obligations in excess of the amount committed to or outstanding on the date of this Guaranty, to the extent currently contemplated by the Loan Agreement and as it may be amended from time to time, is hereby authorized, without notice to, or consent or approval of, the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Administrative Agent, the other Agents or the Lenders herein.

         7. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any of its Subsidiaries or of any surety or guarantor for any of the Guaranteed Obligations, the rights of the Administrative Agent against the Guarantor shall not be affected or impaired by the omission of the Administrative Agent or any Lender to prove its claim, or to prove its full claim, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without



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in any way releasing, reducing or otherwise affecting the liability to the
Administrative Agent and the Lenders of the Guarantor.

         8. Any amount received by the Administrative Agent from whatsoever source and applied toward the payment of the Guaranteed Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

         9. The Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Guaranteed Obligations, (iii) notice of any increase in the amount of the Guaranteed Obligations or any extension of the repayment terms of the Guaranteed Obligations, (iv) presentment, demand, notice of dishonor, protest and all other notices whatsoever, (v) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (vi) all rights to enforce any remedy the Administrative Agent may have against the Borrower, and (vii) any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Administrative Agent in respect of the Guaranteed Obligations, prior to payment (in cash), observance and performance in full of the Guaranteed Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. In addition, Guarantor hereby irrevocably waives, disclaims and relinquishes any and all obligations or requirements whatsoever that the Administrative Agent, any of the other Agents or any of the Lenders marshall any assets or properties in favor of Guarantor, or against or in payment of any of the Guaranteed Obligations, and any and all rights which Guarantor has or at any time hereafter can, shall or may have to any such marshalling. If a claim is ever made upon the Administrative Agent, any of the other Agents or any Lender for the repayment or recovery of any amounts received by such Person in payment of any of the Guaranteed Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         10. The Administrative Agent, the other Agents and the Lenders, or any of them, may, to the extent permitted by the Loan Agreement, without notice of any kind, sell, assign or transfer all or any of the Guaranteed Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Guaranteed Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such



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assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

         11. This Guaranty is a continuing guaranty of the Guaranteed Obligations and all liabilities to which this Guaranty applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Administrative Agent in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent, any of the other Agents or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between the Guarantor, the Administrative Agent, any of the other Agents or any Lender shall operate as a waiver thereof. No action by the Administrative Agent permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guaranteed Obligations shall include, without limitation, all Obligations of the Borrower to the Administrative Agent, the other Agents and the Lenders, notwithstanding any right or power of any third party, individually or in the name of the Borrower, the Administrative Agent, the other Agents and the Lenders, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         12. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Administrative Agent, the other Agents and the Lenders. The Guarantor may not assign its rights or obligations under this Guaranty.

         13. In the event the Administrative Agent makes a demand upon the Guarantor in accordance with the terms of this Guaranty, the Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Loan Agreement, shall be deemed part of the Guaranteed Obligations guaranteed hereby. Any notice or demand which the Administrative Agent may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement at the address for the Guarantor set forth below the Guarantor's signature and the notice so sent shall be deemed to be served as set forth hereto in Section 11.1 of the Loan Agreement.

         14. The Guarantor expressly represents and acknowledges that any financial accommodations by the Administrative Agent, any of the other Agents and the Lenders to Borrower, including, without limitation, the extension of the Loans, are and will be of direct interest, substantial benefit and advantage to the Guarantor.



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REPRESENTATIONS AND WARRANTIES

         15. The Guarantor hereby represents and warrants that:

                  (a) it and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each has the power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged;

                  (b) it and each of its Subsidiaries has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and the other Loan Documents to which it is or may be a party, and each has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party;

                  (c) this Guaranty and each of the other Loan Documents to which the Guarantor or any of its Subsidiaries is a party constitute the Guarantor's or such Subsidiary's legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law);

                  (d) the execution, delivery and performance of this Guaranty and the other Loan Documents by the Guarantor or any of its Subsidiaries party thereto will not violate any provision of any governmental requirement or contractual obligation of the Guarantor or such Subsidiary and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor or such Subsidiary pursuant to any governmental requirement or contractual obligation of the Guarantor or such Subsidiary;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of the Guarantor or any of its Subsidiaries) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty or any other Loan Documents to which the Guarantor or any of its Subsidiaries are a party; and

                  (f) there is no action, suit, proceeding or, to the best of the Guarantor's knowledge, investigation pending against or threatened against or in any other manner relating adversely to, the Guarantor or any of its Subsidiaries or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which (i) calls into question the validity of this Guaranty, the Loan Agreement or any other Loan Document, (ii) challenges the continued possession and use of any License by the Guarantor or any of its Subsidiaries, or (iii) could be expected to



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result in an adverse decision to the Guarantor or any of its Subsidiaries, which adverse decision could be expected to have a Materially Adverse Effect.



COVENANTS

         16. The Guarantor covenants and agrees that so long as the Commitments are outstanding or any amount is owing, or any other obligation outstanding, on account of the Guaranteed Obligations, the Guarantor:

                  (a) shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, rights, franchises, licenses and privileges in the states of its incorporation and in each other state in which it operates a material part of its business, and shall qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization prudent;

                  (b) shall permit, and shall cause each of its Subsidiaries to permit, as provided in the Loan Agreement with respect to Borrower, representatives of the Administrative Agent and the Lenders to visit and inspect the properties of the Guarantor and its Subsidiaries, to inspect and make extracts from and copies of the books and records of the Guarantor and its Subsidiaries, and to discuss with principal officers and auditors of the Guarantor and each of its Subsidiaries its businesses, assets, liabilities, financial positions, results of operations and business prospects;

                  (c) shall furnish or cause to be furnished to each Lender and the Administrative Agent:

                           (i) notice specifying the nature and status of any of the following events, promptly, but in any event not later than ten
         (10) days after any officer of the Guarantor becomes aware of the occurrence of any of the following events:

                                    (A) the commencement of all material
                           proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Guarantor, in any other way relating adversely to, the Guarantor or any of its Subsidiaries, or any of their respective properties, assets or businesses or any License; and

                                    (B) any material adverse change with respect
                           to the business, assets, liabilities, financial position, results of operations or business prospects of the Guarantor or any of its Subsidiaries; and



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                           (ii) from time to time and promptly upon each
         request, such other financial statements and financial and other information as the Administrative Agent or Documentation Agent may request;

                  (d) shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except to the extent expressly permitted under the Loan Agreement and with respect to any of the Guarantor's Unrestricted Subsidiaries only to the extent that:

                           (i) total aggregate Indebtedness for Money Borrowed of the Unrestricted Subsidiaries does not exceed the lesser of (A) $67,000,000 or (B) sixty-seven percent (67%) of the total aggregate capitalization of the Unrestricted Subsidiaries;

                           (ii) such Indebtedness for Money Borrowed is purchase money debt incurred for equipment purchases in favor of the vendors of such equipment;

                           (iii) the Guarantor does not provide any Guaranty in
respect of such Indebtedness; and

                           (iv) the financing, lease or other credit or loan documentation to which any Unrestricted Subsidiary may be a party provides that

                                    (A) copies be provided to the Lenders, no
                           less frequently than every three (3) months (or if such reports, compliance information, officers' certificates and notices are required to be delivered to any Person more frequently, then at such intervals provided for therein) of any reports, compliance information, officers' certificates or notices required to be delivered to any Person pursuant to the terms thereof; and

                                    (B) Lenders shall have the right to notice
                           of any default, and the opportunity to cure within 30 days, any default thereunder by any Unrestricted Subsidiary party thereto.

                  (e) shall not permit any of its Unrestricted Subsidiaries to create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens;

                  (f) shall not, except in connection with a transaction otherwise expressly permitted under the Loan Agreement, enter into any amendment of, or agree to or accept or consent to any waiver of, any of the provisions of its articles or certificate of incorporation;



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                  (g) shall not, except in connection with a transaction
otherwise expressly permitted under the Loan Agreement, at any time liquidate, merge, or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up;

                  (h) shall not, and shall not permit any of its Subsidiaries to, make inter-company loans, Guaranties, transfer of assets, payments or other transactions, other than any such transactions (i) not prohibited under the Loan Agreement and the other Loan Documents between and among the Guarantor, the Borrower and its Restricted Subsidiaries, or (ii) between and among the Unrestricted Subsidiaries;

                  (i) shall not, and shall not permit any of its Subsidiaries to, at any time guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty in respect of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or (c) as may be contained in any Loan Document;

                  (j) shall not make any loan or advance, or make any Investment or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person except for (i) Investments in the Borrower and its Subsidiaries and (ii) Investments in Unrestricted Subsidiaries in an amount not to exceed $100,000,000, which sum shall be inclusive of the Indebtedness permitted under Section 16(d)(i) hereof.

                  (k) shall not, and shall not permit any of its Subsidiaries to, at any time engage in any material transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, unless such transaction (i) is expressly permitted under the Loan Agreement or (ii) is determined by the board of directors of the Guarantor to be in the best interests of the Guarantor and any affected Subsidiary, and such transaction is on terms no less advantageous to the Guarantor or such Subsidiary than would be the case if such transaction had been effected at arm's length with a non-Affiliate;

                  (l) shall not, and shall not permit any Subsidiaries to, take any other action that would result in a Default or an Event of Default under any of the Financial Covenants contained in, or otherwise under, the Loan Agreement;

                  (m) shall cause the Unrestricted Subsidiaries to compensate the Borrower, not less frequently than every three (3) months, in cash, for any management services or out-of-pocket expenses incurred by the Borrower on behalf of such Unrestricted Subsidiary;

                  (n) shall not permit proceeds of the Facilities to directly or indirectly benefit the Unrestricted Subsidiary;



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                  (o) shall not permit any Unrestricted Subsidiary to engage in any transaction or course of action with the Guarantor or any of its Restricted Subsidiaries, except as may be expressly permitted in the Loan Agreement; and

                  (p) shall (i) not later than forty-five (45) days after the last day of each quarter of each fiscal year, provide the balance sheet of the Guarantor on a consolidated basis with its Subsidiaries as of the end of such quarter and the related statement of operations and the related statement of cash flows of the Guarantor on a consolidated basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended as of the last day of such quarter, and (ii) not later than ninety (90) days after the end of each fiscal year of the Guarantor, provide the audited consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of operations for such fiscal year and the related audited consolidated statements of changes in shareholders equity for such fiscal year, and the related audited consolidated statements of cash flows of such fiscal year, which shall be accompanied by an unqualified opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent; and in each case, such financial statements shall be certified by the chief financial officer of the Guarantor to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the Guarantor on a consolidated basis with its Subsidiaries as at the end of such periods and the results of operations for such periods subject, in the case of quarterly financial statements, to normal year-end adjustments and the absence of footnotes.

INDEMNIFICATION

         17. The Guarantor agrees to indemnify or hold harmless each of the Agents and the Lenders, and their respective Affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Guarantor is the prevailing party (a) resulting from any breach or alleged breach by the Guarantor of any representation or warranty made hereunder, or (b) arising out of any claims against such Person by any shareholder or other investor in or lender to the Guarantor, by any brokers or finders or investment advisors or investment bankers retained by the Guarantor or by any other third party, and based on the existence of this Guaranty, the Administrative Agent's acceptance or the enforcement of this Guaranty or any other Loan Document, or (c) in connection with the execution, delivery and performance of this Guaranty and the other Loan Documents to which the Guarantor is a party, and any subsequent amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or wilful misconduct by a non-appealable judicial order; provided, however, that any such gross negligence or willful misconduct on the part of



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any Indemnitee shall not limit, restrict or otherwise affect the rights to indemnification of any other Indemnitee.

SUBORDINATION

         18. The Guarantor hereby subordinates each and all of its interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to Guarantor from the Borrower or any Restricted Subsidiary or any guarantor or surety for the Guaranteed Obligations to the interests, claims, rights and entitlements of the Administrative Agent, the other Agents and the Lenders to payment of any sums now due or hereafter to become due to any of the Administrative Agent, any of the other Agents or any of the Lenders from the Borrower or any Restricted Subsidiary or any guarantor or surety for the Guaranteed Obligations, to the extent of the Guaranteed Obligations. Guarantor hereby further assigns to the Administrative Agent each and all of its interests, claims, rights and entitlements to payment of any sums now due or hereafter to become due to Guarantor from the Borrower or any Restricted Subsidiary or any guarantor or surety for the Guaranteed Obligations, to the extent of the Guaranteed Obligations and any other amounts due or to become due under this Guaranty, and agrees, at its sole cost and expense, to execute and/or deliver any other and further documents, instruments and agreements, as the Administrative Agent or the Documentation Agent may deem necessary or appropriate to evidence or perfect such assignment.

MISCELLANEOUS

         19. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by such party.

         20. This Guaranty shall be construed and interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender to enforce any right or remedy under this Guaranty, the Guarantor hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the address of the Guarantor set forth in Section 11.1 of the Loan Agreement and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. THE GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR



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

PROCEEDING OF ANY TYPE IN WHICH THE GUARANTOR IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN AGREEMENT, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS.

         21. If any paragraph or part thereof of this Guaranty shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Guaranty shall remain in full force and effect and shall not be affected by such holding or adjudication.

         22. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for itself and for the ratable benefit of the other Agents and the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Agents and all the Lenders.

         23. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.



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

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


GUARANTOR:                              STATE COMMUNICATIONS, INC. a South
                                        Carolina corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address for Notices:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attn:
                                             -----------------------------------
                                        Fax:
                                            ------------------------------------